Exhibit 99.2
1 Trademark of Trinseo PLC or its affiliates Fourth Quarter 2024 Financial Results & First Quarter 2025 Outlook February 12, 2025

2 Introductions & Disclosure Rules Introductions • Frank Bozich, President & CEO • David Stasse, Executive Vice President & CFO • Bee van Kessel, Senior Vice President, Corporate Finance & Investor Relations Disclosure Rules This presentation may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to successfully implement proposed restructuring initiatives, including the closure of certain plants and product lines, and to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; the timing of, and our ability to complete, the sale of our interest in Americas Styrenics; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; increased energy costs; implementation of tariffs, changes to global trade policies, or retaliatory actions; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; conditions in the global economy and capital markets; our current and future levels of indebtedness and ability to service our debt; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations and achieve our forecasted cash flows; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results and liquidity position of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section and in the accompanying press release.

3 Summary Q4 2024 Results • Net loss of $118 million and EPS of negative $3.33; included pre-tax restructuring and other charges of $28 million related to the decommissioning of the Stade, Germany polycarbonate plant • Adjusted EBITDA* of $26 million included a $9 million unfavorable impact from net timing and an additional $15 million unfavorable net timing impact at Americas Styrenics * See Appendix for a reconciliation of non-GAAP measures Cash Generation & Liquidity • Q4 cash provided by operations of $85 million led to Free Cash Flow* of $64 million, a sequential and year-over-year improvement of $67 million • Q4 ending cash of $212 million, of which $2 million was restricted, and total liquidity of $354 million; pro-forma for the January 2025 refinancing transaction, total liquidity was $492 million Q1 2025 Outlook • Seasonally higher volumes vs. Q4 but lower YoY mainly in Polystyrene and Latex Binders • Net loss of $40 million to $60 million • Adjusted EBITDA* of $60 million to $80 million, including approximately $26 million attributable to the polycarbonate technology license agreement Key Initiatives • Closed refinancing transaction in January that extended nearest-term maturity to 2028 and significantly increased available liquidity • Agreed to sell Stade, Germany polycarbonate manufacturing assets and license polycarbonate technology to Deepak Chem Limited in a transaction worth $52 million • Sales of recycled-content-containing products increased 47% versus prior year • Progressing on commercial scale-up of polycarbonate and PMMA recycling facilities

4 Trinseo’s Triple Zero Safety Standard 15 ALL Global R&D Teams 19 Production /Recycling Facilities 2 Site Service Teams 2024 Triple Zero Awards: 2024 Highlights: ✓ Continued ACC top quartile performance (0.3) ✓ Zero contractor injuries & Zero process safety events ✓ >10yrs Triple Zero in Ulsan and Merak Binders, Tsing Yi Polystyrene and 14 R&D sites ✓ Zhangjiagang ABS Triple Zero since first production in 2017 ✓ >5yrs Triple Zero in Hoek Compounding and Midland Rail services zero recordable injuries zero spills zero process safety events One of our safest summers due to a focused Safe Summer Program and introduction of Trinseo Safe Behaviors

5 Europe $365 U.S. $253 Asia-Pacific $177 Rest of World $27 Q4 2024 Sales and Volume Summary Net sales in $millions Volume variances exclude styrene-related sales Europe • Lower year-over-year volumes from Polystyrene portfolio optimization along with weak demand in building and construction and appliances U.S. • Higher year-over-year volumes driven by polycarbonate sales ahead of the Stade, Germany plant closure • Higher volumes in Latex binders across all applications Asia • Lower year-over-year volumes driven by paper applications in Latex Binders due to weak overall demand and extended year-end shutdowns Net Sales Global $821 Sales Volume YoY: (5%) Sales Volume YoY: (8%) Sales Volume YoY: (10%) Sales Volume YoY: +10%

6 Re-Segmentation Overview* Engineered Materials *New segmentation effective October 1, 2024. Latex Binders Americas Styrenics JV Polystyrene Polystyrene combined with Plastics Solutions to form Polymer Solutions Automotive Compounding business moved into Engineered Materials Plastics Solutions (Renamed to Polymer Solutions)

7 Trinseo Q4 2024 Financial Results $821 ($118) $837 ($265) Net Sales Net Income Net Sales & Net Income ($MM) Q4'24 Q4'23 ($3.33) ($2.67) ($7.53) ($2.99) Diluted EPS Adj EPS* EPS ($) Q4'24 Q4'23 $26 $20 Q4'24 Q4'23 Adjusted EBITDA* ($MM) Vol Price FX Total (6%) 4% 1% (2%) Net Sales • Adjusted EBITDA $6 million above prior year despite an unfavorable net timing variance of $10 million, reflecting improved results in all core operating business segments • Equity affiliate income at Americas Styrenics was $23 million below prior year, driven by a $15 million unfavorable timing impact due to falling raw material prices and lower styrene margins * See Appendix for a reconciliation of non-GAAP measures

Engineered Materials*


Net Sales ($MM)
$276
$275
Q4'24
Q4'23

Vol	Price	FX	Total
(4%)	4%	0%	0%


Adjusted EBITDA ($MM)
$27
$7
Q4'24
Q4'23


Volume (kt)
71
76
Q4'24
Q4'23



- **Fourth quarter sales volumes to consumer electronics applications increased 61% versus prior year, more than offset by lower volumes in automotive compounding and MMA**
- **Adjusted EBITDA was $20 million above prior year driven by higher sales volumes into consumer electronics applications and improved PMMA pricing. Partially offset by $6 million unfavorable net timing variance due to moderating input costs.**

* On Oct 1, 2024, the Plastics Solutions Automotive Compounding business was moved into Engineered Materials; both prior and current year figures reflect this change

8

9 • Year-over-year volume decline primarily from Asia paper applications due to weak demand and extended year-end shutdowns • Adjusted EBITDA was $1 million above prior year on lower volumes due to improved regional and application mix • Sales volumes to CASE applications increased 10% year-over-year, accounting for 12% of total segment volumes and 16% of total segment variable margin Latex Binders $218 $215 Q4'24 Q4'23 Net Sales ($MM) $19 $18 Q4'24 Q4'23 Adjusted EBITDA ($MM) 97 106 Q4'24 Q4'23 Volume* (kt) Vol Price FX Total (5%) 6% 1% 1% *Volumes exclude styrene-related sales

10 Polymer Solutions* • Adjusted EBITDA was $8 million above prior year due to closure of styrene production unit in Terneuzen and additional polycarbonate volumes ahead of Stade, Germany closure $327 $347 Q4'24 Q4'23 Net Sales ($MM) $17 $9 Q4'24 Q4'23 Adjusted EBITDA ($MM) 172 177 Q4'24 Q4'23 Volume** (kt) Vol Price FX Total (8%) 2% 1% (6%) * On Oct 1, 2024, the Plastics Solutions segment, excluding Automotive Compounding, combined with the Polystyrene segment to form Polymer Solutions; both prior and current year figures reflect this change | **Volumes exclude styrene-related sales

11 Reinforcing our Transformation Strategy Improving our profitability through portfolio actions and focus on business excellence Growth through innovation in line with our strategy to become a specialty solutions provider Be a leader in sustainability through our recycling technology offerings in polycarbonate, ABS, and PMMA 2023 & 2024 2025 Portfolio & Asset Footprint Shift 2025 vs 2021: • 45% Lower energy intensity • >35% Lower maintenance CapEx • >20% Reduction in inventory days • 20% FTE reduction • >$100MM Fixed cost reduction Focus on Sustainability • 47% YoY volume growth in sustainable content portfolio • 5% of total company variable margin from sustainable content sales in Q4 • 3-fold YoY increase in sustainability CapEx investments Growth through Innovation 2024 YoY volume growth: • >90% in battery binders • ~20% in consumer electronics • >15% in auto exterior trims • >5% in CASE The past years of self-help have better positioned us for growth in 2025 and onwards

12 $163 $50 $279 $1,920 $380 2025 2026 2027 2028 Term Loans 2029 Senior Notes & 2L Senior Secured Notes Debt and Liquidity (pro-forma for January 2025 Transaction) Cash and Borrowing Debt Maturity Schedule ($millions) Facilities ($millions)* Revolving Credit Facility AR Securitization Cash $492MM Combined Cash and Availability under Committed Facilities *All amounts are pro-forma for the January 2025 refinancing transaction. 2028 Revolving credit facility available funds of $279.3 million are net of $20.7 million outstanding letters of credit.

13 2025 Profitability Outlook Q1 2025 Net loss of $40 million to $60 million and Adjusted EBITDA* of $60 million to $80 million • Sequentially higher Adjusted EBITDA following pronounced seasonality in Q4, with underlying market conditions largely unchanged • Q1 estimate includes $26 million contribution from polycarbonate technology license agreement Full-Year 2025 • No material change in demand environment expected • Profitability improvement driven by previously announced restructuring initiatives, more normalized earnings at Americas Styrenics and known business wins, including the polycarbonate technology license agreement *For the definition of Adjusted EBITDA, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated February 12, 2025

14 FY 2025 Cash Flow Components Item Estimate Capital Expenditures $65 million Cash Interest $195 million Cash Taxes $35 million Restructuring Cost $45 million Turnarounds $10 million Working Capital $40 million Net Cash Expenditures $390 million Assumptions • Capital Expenditures include approximately $40 million for maintenance; remainder focused on sustainability projects • Cash Interest includes one 25-basis point rate cut in 2025 • Restructuring Cost includes Stade virgin PC closure, corporate restructuring, and remainder of styrene closures

15 Appendix

Segment Information

TRINSEO

(in $millions, unless noted)	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	2022	2023	2024
Engineered Materials	86	87	75	68	73	77	73	76	78	88	74	71	315	300	310
Latex Binders	132	138	132	117	112	117	112	106	119	111	106	97	520	447	434
Polymer Solutions	274	235	199	210	210	200	192	177	204	174	167	172	918	779	718
Trade Volume* (kt)	**493**	**460**	**407**	**394**	**396**	**393**	**377**	**359**	**402**	**374**	**347**	**340**	**1,753**	**1,525**	**1,462**
Engineered Materials	389	399	337	300	305	300	276	275	283	324	294	276	1,425	1,157	1,177
Latex Binders	309	360	343	255	249	255	224	215	241	252	242	218	1,267	943	954
Polymer Solutions	689	667	498	421	442	407	379	347	380	344	331	327	2,274	1,576	1,382
Net Sales	**1,387**	**1,426**	**1,178**	**975**	**996**	**963**	**879**	**837**	**904**	**920**	**868**	**821**	**4,966**	**3,675**	**3,513**
Engineered Materials	46	41	8	(3)	0	23	15	7	10	32	34	27	91	46	102
Latex Binders	31	32	14	16	24	23	18	18	26	26	26	19	93	83	95
Polymer Solutions	105	74	(57)	(9)	21	15	6	9	29	16	23	17	113	50	86
Americas Styrenics	22	39	23	18	18	13	19	13	6	16	4	(10)	102	62	15
Corporate	(27)	(21)	(24)	(16)	(26)	(17)	(17)	(27)	(26)	(23)	(20)	(26)	(88)	(87)	(95)
Adjusted EBITDA**	**178**	**164**	**(37)**	**6**	**36**	**57**	**41**	**20**	**45**	**67**	**66**	**26**	**312**	**154**	**204**
Adj EBITDA Variance Analysis															
Net Timing** Impacts - Fav/(Unfav)															
Engineered Materials	2	(0)	3	1	(7)	(8)	(6)	5	(7)	0	1	(1)	5	(17)	(6)
Latex Binders	6	1	1	(3)	1	(1)	(1)	0	2	(1)	1	0	5	(1)	2
Polymer Solutions	24	32	(28)	(17)	4	(6)	3	(4)	18	(9)	2	(9)	11	(3)	2
Net Timing* Impacts - Fav/(Unfav)**	**32**	**33**	**(24)**	**(19)**	**(2)**	**(16)**	**(4)**	**1**	**13**	**(10)**	**3**	**(9)**	**21**	**(20)**	**(2)**

*Trade volume excludes styrene-related sales

**See this Appendix for a reconciliation of non-GAAP measures

***Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

16

Segment Information – Previous Segmentation

TRINSEO

(in $millions, unless noted)	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	2022	2023
Engineered Materials	60	60	50	41	46	50	47	51	50	60	49	212	194
Latex Binders	132	138	132	117	112	117	112	106	119	111	106	520	447
Plastics Solutions	134	120	100	102	109	105	100	96	108	102	102	457	409
Polystyrene	165	141	124	134	129	122	118	107	124	101	90	564	475
Trade Volume* (kt)	**493**	**460**	**407**	**394**	**396**	**393**	**377**	**359**	**402**	**374**	**347**	**1,753**	**1,525**
Engineered Materials	295	301	243	205	206	206	186	190	189	230	207	1,044	789
Latex Binders	309	360	343	255	249	255	224	215	241	252	242	1,267	943
Plastics Solutions	418	380	305	278	300	282	259	240	266	263	268	1,382	1,081
Polystyrene	364	384	287	237	241	220	210	192	208	175	151	1,272	863
Net Sales	**1,387**	**1,426**	**1,178**	**975**	**996**	**963**	**879**	**837**	**904**	**920**	**868**	**4,966**	**3,675**
Engineered Materials	35	34	8	(5)	(12)	12	5	(0)	4	25	25	72	5
Latex Binders	31	32	14	16	24	23	18	18	26	26	26	93	83
Plastics Solutions	71	49	(32)	(12)	24	24	17	16	23	16	28	76	81
Polystyrene	45	32	(25)	4	9	2	(1)	0	13	7	4	56	10
Americas Styrenics	22	39	23	18	18	13	19	13	6	16	4	102	62
Corporate	(27)	(21)	(24)	(16)	(26)	(17)	(17)	(27)	(26)	(23)	(20)	(88)	(87)
Adjusted EBITDA**	**178**	**164**	**(37)**	**6**	**36**	**57**	**41**	**20**	**45**	**67**	**66**	**312**	**154**
Adj EBITDA Variance Analysis													
Net Timing** Impacts - Fav/(Unfav)													
Engineered Materials	(0)	0	(1)	(3)	(7)	(9)	(6)	5	(7)	2	1	(3)	(17)
Latex Binders	6	1	1	(3)	1	(1)	(1)	0	2	(1)	1	5	(1)
Plastics Solutions	15	14	(8)	(4)	(1)	(2)	0	1	9	(7)	0	17	(1)
Polystyrene	10	17	(16)	(9)	5	(4)	3	(5)	9	(4)	1	2	(1)
Net Timing* Impacts - Fav/(Unfav)**	**32**	**33**	**(24)**	**(19)**	**(2)**	**(16)**	**(4)**	**1**	**13**	**(10)**	**3**	**21**	**(20)**

*Trade volume excludes styrene-related sales

**See this Appendix for a reconciliation of non-GAAP measures

***Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

17

US GAAP to Non-GAAP Reconciliation

TRINSEO

(in $millions, unless noted)	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	2022	2023	2024
Net Income (Loss)	16.7	37.4	(119.8)	(365.3)	(48.9)	(349.0)	(38.4)	(265.0)	(75.5)	(67.8)	(87.3)	(117.9)	(430.9)	(701.3)	(348.5)
Net Income (Loss) from discontinued operations	(0.4)	0.3	(1.9)	(1.0)	-	-	-	-	-	-	-	-	(2.9)	0.0	0.0
Net Income (Loss) from continuing operations	17.1	37.1	(117.9)	(364.3)	(48.9)	(349.0)	(38.4)	(265.0)	(75.5)	(67.8)	(87.3)	(117.9)	(428.0)	(701.3)	(348.5)
Interest expense, net	21.9	25.4	30.4	35.3	38.3	40.2	46.6	63.3	63.0	64.7	72.3	67.5	112.9	188.4	267.5
Provision for (benefit from) income taxes	22.6	30.8	(12.1)	(83.0)	(16.7)	(25.1)	(17.7)	127.9	5.4	20.3	3.4	1.4	(41.6)	68.4	30.5
Depreciation and amortization	53.0	48.1	45.9	89.8	56.0	52.5	38.2	74.4	45.0	46.6	48.3	70.3	236.9	221.2	210.2
EBITDA	114.6	141.4	(53.7)	(322.2)	28.7	(281.4)	28.7	0.6	37.9	63.8	36.7	21.3	(119.8)	(223.3)	159.7
Other items	23.4	22.1	14.8	11.0	3.6	2.6	7.2	8.0	1.3	2.5	0.9	1.7	71.2	21.4	6.4
Restructuring and other charges	0.4	(1.5)	-	17.0	3.7	1.5	13.8	12.5	9.4	4.0	28.5	2.8	15.9	31.5	44.7
Net gain on disposition of businesses and assets	(0.3)	(1.5)	-	-	-	(16.3)	(9.3)	0.0	(3.6)	(3.5)	-	-	(1.8)	(25.6)	(7.1)
Acquisition transaction and integration net costs	3.2	2.7	0.4	0.4	-	0.1	-	(1.5)	-	-	-	-	6.6	(1.4)	-
Acquisition purchase price hedge loss (gain)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
European Commission request for information	35.6	-	-	0.6	-	-	-	-	-	-	-	-	36.2	-	-
Goodwill impairment charges	-	-	-	297.1	-	349.0	-	-	-	-	-	-	297.1	349.0	-
Asset impairment charges or write-offs	0.7	1.3	1.9	2.4	0.3	1.3	0.5	0.6	-	-	-	-	6.3	2.7	-
Adjusted EBITDA	177.6	164.5	(36.6)	6.3	36.3	56.8	40.9	20.2	45.0	66.8	66.1	25.8	311.7	154.3	203.7
Adjusted EBITDA to Adjusted Net Income															
Adjusted EBITDA	177.6	164.5	(36.6)	6.3	36.3	56.8	40.9	20.2	45.0	66.8	66.1	25.8	311.7	154.3	203.7
Interest expense, net	21.9	25.4	30.4	35.3	38.3	40.2	46.6	63.3	63.0	64.7	72.3	67.5	112.9	188.4	267.5
Provision for (benefit from) income taxes - Adjusted	25.6	25.7	(9.6)	(18.8)	(20.0)	34.8	(18.6)	12.1	4.2	5.9	3.5	6.4	22.8	8.3	20.0
Depreciation and amortization - Adjusted	50.9	47.2	45.1	49.9	53.3	49.5	49.2	50.0	46.3	47.9	47.8	46.4	193.1	202.0	188.4
Adjusted Net Income (Loss)	79.3	66.2	(102.5)	(60.1)	(35.3)	(67.7)	(36.3)	(105.2)	(68.5)	(51.7)	(57.5)	(94.5)	(17.1)	(244.4)	(272.2)
Wtd Avg Shares - Diluted (000)	*38,139*	*36,996*	*35,176*	*34,974*	*35,032*	*35,153*	*35,191*	*35,200*	*35,250*	*35,307*	*35,360*	*35,403*	*35,941*	*35,274*	*35,330*
Adjusted EPS - Diluted ($)	*2.08*	*1.79*	*(2.91)*	*(1.72)*	*(1.01)*	*(1.92)*	*(1.03)*	*(2.99)*	*(1.94)*	*(1.46)*	*(1.62)*	*(2.67)*	*(0.48)*	*(6.93)*	*(7.70)*
Adjustments by Statement of Operations Caption															
Loss on extinguishment of long-term debt	-	-	-	-	-	-	-	-	-	-	*0.6*	-	*0.0*	*0.0*	*0.6*
Cost of sales	-	-	-	-	-	*1.2*	*0.4*	*5.5*	-	-	-	-	*0.0*	*7.1*	*0.0*
SG&A	*27.0*	*22.9*	*16.0*	*28.4*	*7.3*	*(12.1)*	*15.4*	*13.5*	*7.1*	*6.5*	*29.6*	*4.5*	*94.3*	*24.1*	*47.7*
Impairment and other charges	*36.3*	*1.3*	*1.9*	*300.1*	*0.3*	*349.1*	-	*0.6*	-	-	-	-	*339.6*	*350.0*	*0.0*
Acquisition purchase price hedge (gain) loss	-	-	-	-	-	-	-	-	-	-	-	-	*0.0*	*0.0*	*0.0*
Other expense (income), net	*(0.3)*	*(1.1)*	*(0.8)*	-	-	-	*(3.6)*	-	-	*(3.5)*	*(0.8)*	-	*(2.2)*	*(3.6)*	*(4.3)*
Total EBITDA Adjustments	*63.0*	*23.1*	*17.1*	*328.5*	*7.6*	*338.2*	*12.2*	*19.6*	*7.1*	*3.0*	*29.4*	*4.5*	*431.7*	*377.6*	*44.0*
Free Cash Flow Reconciliation															
Cash provided by (used in) operating activities	(5.0)	(83.0)	97.6	33.9	45.4	56.5	29.3	17.5	(66.2)	(41.9)	8.8	85.1	43.5	148.7	(14.2)
Capital expenditures	(24.8)	(31.5)	(38.5)	(54.2)	(21.8)	(13.8)	(13.5)	(20.6)	(15.7)	(14.2)	(12.2)	(21.2)	(149.0)	(69.7)	(63.3)
Free Cash Flow	(29.8)	(114.5)	59.1	(20.3)	23.6	42.7	15.8	(3.1)	(81.9)	(56.1)	(3.4)	63.9	(105.5)	79.0	(77.5)

NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income to Adjusted EBITDA and to Adjusted Net Income, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated February 12, 2025. Totals may not sum due to rounding.

18

19 Quarter Ended (In $millions, unless noted) Mar 31, 2025 Adjusted EBITDA 60 - 80 Interest expense, net 69 Provision for income taxes 6 Depreciation and amortization 45 Reconciling items to Adjusted EBITDA(1) 0 Net Income (loss) (60) - (40) Reconciling items to Adjusted Net Income (Loss) (1) 0 Adjusted Net Income (Loss) (60) - (40) Weighted avg shares - diluted (MM) 35.7 EPS - diluted ($) (1.68) - (1.12) Adjusted EPS ($) (1.68) - (1.12) US GAAP to Non-GAAP Reconciliation Profitability Outlook (1) Reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) are not typically forecasted by the Company based on their nature as being primarily driven by transactions that are not part of the core operations of the business and, as a result, cannot be estimated without unreasonable cost or uncertainty. For this reason, potential reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) during 2025 are not reflected. NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated February 12, 2025. Totals may not sum due to rounding.